UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 January 5, 2006

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                                287 BOWMAN AVENUE
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  914-701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS.

The Fund has received 373,362 shares of Series E Preferred Stock of ProcessClaims, Inc. ("ProcessClaims") in exchange for its rights under a warrant issued by ProcessClaims that has been held by the Fund since May 2002. On January 5, 2006, the Fund's Valuation Committee determined to increase the fair value of the Fund's entire investment in ProcessClaims by $3.3 million. Primarily as a result of this increase, the Fund has adjusted its unaudited net asset value per share, as of January 6, 2006, from $10.39 (which was reported on December 30, 2005) to $10.58.

In addition, on January 5, 2006, the Fund's board of directors authorized the Fund to proceed with negotiating and entering into a credit facility with a recognized financial institution that would provide the Fund with up to $75 million in financing.

FORWARD-LOOKING STATEMENTS
The information contained in this Form 8-K contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Furthermore, past performance is no guarantee of future results. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the Fund's periodic filings with the Securities and Exchange Commission.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /S/ PETER SEIDENBERG
    --------------------------
    Peter Seidenberg
    Chief Financial Officer



Dated:  January 6, 2006